Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
of
TELECOMMUNICATION SYSTEMS, INC.
at
$5.00 Net Per Share
by
TYPHOON ACQUISITION CORP.
a wholly owned subsidiary
of
COMTECH TELECOMMUNICATIONS CORP.
This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if certificates representing tendered Shares (as defined below) are not immediately available or the certificates representing tendered Shares and all other required documents cannot be delivered to American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the expiration of the Offer or if the procedure for delivery by book-entry transfer cannot be completed prior to the expiration of the Offer. This instrument may be delivered or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 “Procedures for Tendering Shares” of the Offer to Purchase (as defined below).
The Depositary for the Offer is:

If delivering by mail:	If delivering by hand or courier:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.
THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.
THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

Ladies and Gentlemen:
The undersigned hereby tenders to Typhoon Acquisition Corp., a Maryland corporation and a wholly owned subsidiary of Comtech Telecommunications Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the offer to purchase dated December 7, 2015 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related letter of transmittal (as it may be amended or supplemented from time to time the “Letter of Transmittal”, and together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of shares of Class A common stock, par value $0.01 per share (the “Class A Shares”), and shares of Class B common stock, par value $0.01 per share (the “Class B Shares”, together with the Class A Shares, the “Shares”), of TeleCommunication Systems, Inc., a Maryland corporation, indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 “Procedures for Tendering Shares” of the Offer to Purchase.
Name(s) of Record Holder(s)	Number of Shares
Certificate Nos. (if available)
Address(es)	Indicate account number at Book-Entry Transfer Facility if Shares will be tendered by book-entry transfer:
Zip Code
(Area Code) Telephone No.	Account Number
X   Dated:            , 201_
X   Dated:            , 201_
Signatures(s) of Record Holder(s)

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary’s account at The Depository Trust Company, in either case, together with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile of the Letter of Transmittal) with any required signature guarantee, or an Agent’s Message (as defined in the Letter of Transmittal), and any other documents required by the Letter of Transmittal, within three NASDAQ trading days after the date of execution of this Notice of Guaranteed Delivery.
Names of Firm	Authorized Signature
Address(es)	Name (Please Print)
Zip Code	Title
Dated: , 201_
(Area Code) Telephone No.
NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.